Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2022 (except for Note 25(a), as to which the date is August 31, 2022), in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-261318) and related Prospectus of Ginkgo Bioworks Holdings, Inc. for the registration of its common stock and warrants.

/s/ Ernst & Young LLP Boston, Massachusetts
August 31, 2022